UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GOLDRANGE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-3219714
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

114 West Magnolia Street, Suite 400-136, Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-128165 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value
(Title of Class)
Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-128165, is incorporated by reference into this registration statement.

CW909366.1

Item 2.	Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit	Description
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2, filed on September 8, 2005).
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2, filed on September 8, 2005).
4.1	Form of Share Certificate (incorporated by reference from our Registration Statement on Form SB-2, filed on September 8, 2005).
4.2	Form of Warrant Certificate (1 year at $0.10) (incorporated by reference from our Registration Statement on Form SB-2/A, filed on February 9, 2006).
4.3	Form of Warrant Certificate (2 years at $0.20) (incorporated by reference from our Registration Statement on Form SB-2/A, filed on February 9, 2006).
10.1	Form of Subscription Agreement with Steve Bajic and John Hiner (incorporated by reference from our Registration Statement on Form SB-2, filed on September 8, 2005).
10.2	Form of Subscription Agreement with the following investors (incorporated by reference from our Registration Statement on Form SB-2, filed on September 8, 2005):
	Axxia Management & Consulting Ltd.	Rick Chehil
	538796 BC Ltd.	Carla Dahlen
	Violette Baillargeon	Michelle DeLeon
	Ante Bajic, Jr.	Tim Fernback
	Ante Bajic, Sr.	Chris Gervais
	Jennifer Bajic	James T. Gillis
	Kata Bajic	Marni Gillis
	Marija Bajic	Bill Hubbard
	Marko Bajic	Jaishrey Kartha
	Martin Bajic	Daniel Matwick
	Mira Bajic	Dan McFarland
	Mirko Bajic	Rozana McFarland
	Tom Bajic	Paul Proznick
	Arthur Baran	Laura Robinson
	Bruno Barde	Denny Roman
	Johnny Bevacqua	Mark Suyama
	Marija Buljan	Elizabeth Torry
	Mark Burchak	Brigita Traversa
	Tigera Caignon	Joe Traversa
	Alan Charlton	Laurence Waidmann
10.3	Letter Agreement dated February 15, 2005 with Navasota Resources Ltd. (incorporated by reference from our Registration Statement on Form SB-2, filed on September 8, 2005).

CW909366.1

10.4	Lease Agreement dated March 31, 2005 (incorporated by reference from our Registration Statement on Form SB-2/A, filed on February 9, 2006).
10.5	Written Description of Verbal Employment Agreement for Mr. Steve Bajic (incorporated by reference from our Registration Statement on Form SB-2/A, filed on February 9, 2006).
10.6	Amended Letter Agreement dated February 14, 2006 with Navasota Resources Ltd. (incorporated by reference from our Annual Report on Form 10-KSB filed on July 3, 2006)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOLDRANGE RESOURCES, INC.

By:	/s/ Steve Bajic

Steve Bajic, President, Secretary, Treasurer and Director

Date: November 14, 2006

CW909366.1